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                                                                       Exhibit 8




                                                                  MAIN TELEPHONE
                                                                   312-782-0600
                                                                     MAIN FAX
                                                                   312-701-7711

                               October 21, 1997


Board of Trustees
Security Capital Industrial Trust
14100 East 35th Place
Aurora, Colorado  80011

     Re:  Partnership Classification; Status
          as a Real Estate Investment Trust ("REIT");
          Information in the Registration Statement under
          "FEDERAL INCOME TAX CONSIDERATIONS"
          -----------------------------------------------

Gentlemen:

     In connection with the offering of Common Shares/1/ in Security Capital Industrial Trust, a Maryland real estate investment trust ("SCI"), pursuant to the S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof, as amended (the "Registration Statement"), you have requested our opinions concerning (i) the treatment of SCI Limited Partnership-I, SCI Limited Partnership-II, SCI Limited Partnership-III, and SCI Limited Partnership-IV (collectively, the "Partnerships") as partnerships for Federal income tax purposes, and not as associations taxable as corporations; (ii) the qualification and taxation of SCI as a REIT; and (iii) the information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

     In formulating our opinions, we have reviewed and relied upon the partnership agreements of the Partnerships, the Registration Statement, such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.

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/1/  Unless otherwise specifically defined herein, all capitalized terms have the meaning assigned to them in the Registration Statement.
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Security Capital Industrial
October 21, 1997
Page 2

     In addition, we have relied upon certain representations made by SCI relating to the organization and actual and proposed operation of SCI and the Partnerships. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, representations from SCI, the partnership agreements for the Partnerships or the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts.

     In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) SCI and the Partnerships have operated and will continue to each be operated in the manner described in the applicable partnership agreement or other organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with by all parties thereto; and (ii) each partner in the Partnerships has been motivated in acquiring its partnership interest by its anticipation of economic rewards apart from tax considerations. Our opinions expressed herein are based on the applicable laws of the States of Maryland and Delaware, the Code, the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Partnerships will be treated, for Federal income tax purposes, as partnerships, and not as associations taxable as corporations.

     2. Beginning with SCI's taxable year ending December 31, 1993, SCI has been organized in conformity with the requirements for qualification as a REIT under the Code, and SCI's actual and
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Security Capital Industrial
October 21, 1997
Page 3

proposed method of operation, as described in the Registration Statement and as represented by SCI, has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.

     3. The information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     Other than as expressly stated above, we express no opinion on any issue relating to SCI and the Partnerships or to any investment therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement.

                                         Very truly yours,

                                         /s/ Mayer, Brown & Platt

                                         MAYER, BROWN & PLATT